Exhibit 1.01

Cummins Inc.
Conflict Minerals Report
For The Year Ended December 31, 2025
This Conflict Minerals Report for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).  The Securities and Exchange Commission (SEC) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act).  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so called conflict minerals that are necessary to the functionality or production of their products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country (the Covered Countries).
1.
Company Overview
This report has been prepared by the management of Cummins Inc. (herein referred to as “Company,” “we,” “us,” or “our”).  The information in this report includes the activities of all majority-owned subsidiaries and other entities that are required to be consolidated. It does not include the activities of entities that are not required to be consolidated.
Cummins, a global power technology leader, is a corporation comprised of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. Headquartered in Columbus, Indiana (U.S.), Cummins employs approximately 67,400 people committed to powering a more prosperous world. It operates a robust distribution and support network in more than 190 countries and territories. Cummins reported net sales of approximately $33.7 billion for the year ended December 31, 2025.
We conducted an analysis of our products and determined that it is possible that 3TG may be found in the majority of our products.  However, we believe that the amount and value of 3TG that may be in any given product is generally de minimis compared to the size and value of the product as a whole.
Conflict Minerals Policy
We have adopted the following conflict minerals policy:

It is a policy of Cummins Inc.:
●
To make reasonable efforts: a) to know, and to require each Cummins Inc. supplier to disclose to Cummins, the sources of Conflict Minerals used in its products; and b) to eliminate procurement, as soon as commercially practicable, of products containing Conflict Minerals obtained from sources that fund or support inhumane treatment in the Covered Countries.
●
To require Cummins Inc. suppliers to assist the Company to comply with the disclosure requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules of the U.S. Securities and Exchange Commission promulgated pursuant to that law, as well as any related laws and rules.

2.
Reasonable Country of Origin Inquiry (RCOI)
Scope of the Reasonable Country of Origin Inquiry Review
We designed our Reasonable Country of Origin Inquiry (RCOI) to provide a reasonable basis for us to determine whether we source 3TG from Covered Countries.  In 2025, we identified those suppliers who we knew to have supplied, or otherwise were highly likely to have supplied (e.g., electronics suppliers), components and materials containing 3TG.  Through our scoping exercise, we identified 6032 direct suppliers, representing over $12.7 billion of our 2025 expenditures for direct components and materials.
We conducted a survey of these suppliers using the template (Template) developed by the Responsible Minerals Initiative (RMI), which was founded in 2008 by members of the Responsible Business Alliance (RBA) and The Global e-Sustainability Initiative.  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of conflict minerals included in its products, supplier due diligence, and a listing of the smelters the direct supplier and its suppliers use.  Written instructions and recorded training illustrating the use of the tool is available on the RMI’s website.  Many companies are using the Template in their RCOI and due diligence processes related to conflict minerals.

RCOI Results
In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up including online inquiries, email, and telephone calls.  We received a response from suppliers representing the majority of in-scope direct material and components expenditures.  We reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers.  These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template.  We worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.
Most of the responses we received indicated that the 3TG in the suppliers’ components and materials either 1) did not originate from a Covered Country, or 2) the source country was undeterminable.  However, after reviewing the results of our RCOI, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products, from a small number of suppliers, may have originated in a Covered Country during 2025, all within the meaning of the Rule.  We conducted our RCOI in good faith, and we believe that such an inquiry was reasonable to allow us to make our determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the 3TG.
3.
Due Diligence Process
3.1 Design of Due Diligence
We designed our due diligence measures to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum, and tungsten.
The war in Ukraine and resulting U.S. government sanctions against Russia have impacted the information we have about, and the status of, certain Russian-based smelters. The RMI smelters database has been updated to reflect the London Bullion Market Association’s Good Delivery List suspensions for Russia-based gold refiners, which are now classified as high risk by the RBA and the RMI.
3.2 Management Systems
Conflict Minerals Policy
As described above, the Company has adopted a conflict minerals policy.
Internal Team
We have developed a cross-functional team to set our conflict minerals strategy and ensure timely implementation and execution of our program.  Our Materials Compliance Leader has primary responsibility for program execution.  Guidance on the overall strategy and implementation is provided by the Corporate Purchasing Leadership Team, the Legal Function, and the Ethics, Compliance, Investigations, Right Environment and Quality Function.  Senior management is briefed about the results of our program on a regular basis.
Control Systems and Supplier Engagement

As a company well downstream in the supply chain, we do not have a direct relationship with 3TG smelters and refiners.  We engage with our suppliers and other major manufacturers in our industry and rely on information provided through the Template to gather information on the source and chain of custody of the conflict minerals in our products.
In 2013, we updated our Supplier Code of Business Conduct (SCoC) to address, among other things, conflict minerals and the requirement of our suppliers to provide information on their use of these minerals.  Our supplier contracts include a requirement that the supplier comply with the SCoC. The terms and conditions of the supplier contracts also stipulate compliance with all referenced policies and procedures presented on the Company’s public website, and that suppliers hold their supply chain to the standards of the SCoC.  Contracts with our suppliers are frequently in force for three to five years, and we ensure that any new or renewed contracts incorporate the most up-to-date version of the SCoC.  In conjunction with that process, we also ask our suppliers to certify that they have received the updated SCoC and intend to comply.  We conduct periodic audits of our suppliers to validate compliance with the SCoC.
Records Retention
We retain documentation related to our conflict minerals compliance program according to our Corporate Record Retention Schedule.
Grievance Mechanism
We have longstanding grievance mechanisms whereby employees and suppliers can report potential violations of the Company’s policies, including our conflict minerals policy.  Our supplier Internet portal and Cummins website includes contact information that individuals can use to voice any concerns.
3.3 Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify second and third tier suppliers beyond our direct supply base.  Through our RCOI process (see section 2 above), we rely on our suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components.  Our direct suppliers similarly rely upon information provided by their suppliers.  Many of our largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.
3.4 Design and Implement a Strategy to Respond to Risks
In conjunction with our risk assessment process, the Company has developed, and management has approved, a risk management plan.  Through our due diligence process we attempt to determine the source and chain of custody of the necessary conflict minerals we know, or have reason to believe, originated in a Covered Country.

As a downstream company, we generally do not have a direct relationship with smelters and/or refiners.  Most of the work toward this aspect of the OECD Guidance is carried out indirectly through our suppliers or through our involvement with industry working groups/coalitions.
As a downstream company, we largely focus on the accuracy and quality of the representations our direct suppliers make regarding the source and chain of custody of their conflict minerals.  The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.  When necessary, issues are escalated to the appropriate level internally and with the supplier.
In evaluating the responses from its suppliers, the Company screens all responses for overall risk factors associated with the veracity of the information supplied.  Suitable, measurable risk mitigation plans are developed as needed on a case-by-case basis.  To date, we have found no instances where it was necessary to terminate a contract or find a replacement supplier based on our RCOI and due diligence.
3.5 Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.  We support audits by engaging our upstream partners who are closer to the source and by supporting the processes carried out through the Conflict Minerals Reporting Template.
3.6 Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://www.cummins.com/company/ethics-and-compliance/conflict-minerals-disclosure-report
4.
Due Diligence Results
Through our due diligence process we found that a number of the suppliers we believed could be sourcing from a Covered Country were unable to determine the smelter or refiner of the 3TG in their products.  A small number of suppliers were able to provide a partial list of smelters and refiners.  These suppliers informed us that they were continuing to exercise their own due diligence efforts, but felt they would be unable to provide a complete list of smelters/refiners prior to the filing deadline. We compared the partial lists provided by our suppliers with the OFAC lists and the RMI database.  Through this process we were able to identify and address gaps in data, spelling errors, and eliminate duplicate records in order to arrive at the consolidated list of smelters and refiners.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether any of the 3TG that these suppliers reported was contained in components supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. However, based on the information we obtained from our suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this conflict minerals report may have been used to process the 3TG contained in the products we manufactured.
Efforts to Determine Mine or Location of Origin
Refer to sections 2 and 3 above for details on our RCOI and due diligence processes.  We believe that these processes are the most reasonable efforts we can make to determine the mines or locations of origin of the 3TG in our supply chain.
5.
Planned Program Improvements
We continue to take the following steps to improve our conflict minerals program:
a)
Include in new or renewed supplier contracts, as described in section 3.2 above, updated Supplier Code of Conduct language which requires the suppliers to support our conflict minerals program.
b)
Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c)
Work with our peers, suppliers, and industry groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.
d)
Deploy our due diligence efforts to identify and address gaps in data in order to arrive at an accurate list of smelter locations.

Annex I
Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refinery	Smelter Identification
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Agosi AG	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Gold	Aurubis AG, Hamburg	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Glencore Canada Corporation - CCR Refinery	CANADA	CID000185
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Gold	Chimet S.p.A.	ITALY	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Gold	Chugai Mining	JAPAN	CID000264
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Gold	Dowa	JAPAN	CID000401
Tin	Dowa	JAPAN	CID000402
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tin	Feinhutte Halsbrucke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG	CID000707
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tantalum	AMG Brasil	BRAZIL	CID001076
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tin	Minsur	PERU	CID001182
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Gold	Royal Canadian Mint	CANADA	CID001534
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Thaisarco	THAILAND	CID001898

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Gold	SAFINA A.S.	CZECHIA	CID002290
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tin	CV Ayi Jaya	INDONESIA	CID002570
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Tin	Super Ligas	BRAZIL	CID002756
Gold	Italpreziosi	ITALY	CID002765
Tin	Aurubis Beerse	BELGIUM	CID002773

Tin	Aurubis Berango	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Gold	Bangalore Refinery	INDIA	CID002863
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	CID003159
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tin	TRATHO Metal Quimica	BRAZIL	CID003474

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
Tin	CRM Synergies EMEA, S.L.U.	SPAIN	CID003524
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	CID004431
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	CID004604
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	CID004610
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012
Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN	CID002660
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	CID002779
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Southwest Copper Branch	CHINA	CID000197
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	CID000835
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Gold	Morris and Watson	NEW ZEALAND	CID002282
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tantalum	STEREON Metals Hermsdorf GmbH	GERMANY	CID002547
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Marsam Metals	BRAZIL	CID002606
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	SAAMP	FRANCE	CID002761

Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	8853 S.p.A.	ITALY	CID002763
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tantalum	ULVAC Inc.	JAPAN	CID002861
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	JALAN & Company	INDIA	CID002893
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Safimet S.p.A	ITALY	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	PT Masbro Alam Stania	INDONESIA	CID003380

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Sovereign Metals	INDIA	CID003383
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	MD Overseas	INDIA	CID003548
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Tin	Rian Resources SDN. BHD.	MALAYSIA	CID003581
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Gold	WEEEREFINING	FRANCE	CID003615

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	Baoji Towin Rare Metals Co., Ltd.	CHINA	CID003972
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
Tungsten	Plansee Composite Materials GmbH	GERMANY	CID004068
Gold	KP Sanghvi International Pvt Ltd	INDIA	CID004433
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	SOLEIL METALS (Chala One Plant)	PERU	CID004704
Gold	SOLEIL METALS (YAKARI Plant)	PERU	CID004705
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Gold	Gasabo Gold Refinery Ltd	RWANDA	CID005006
Tin	Conecsus LLC	UNITED STATES OF AMERICA	CID003504

* The Company does not source directly from Russia. Furthermore, since Russia invaded Ukraine in February 2022, we have halted new orders and shipments into and out of Russia and Belarus until further notice and in alignment with international sanctions. RMI provides the Company with a list of potential countries of origin which includes all countries of origin compiled from RMI’s member participants. The inclusion of a country on the list from RMI is not a final indicator that the Company utilized materials sourced from this country.